UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/01/2006

VARSITY GROUP INC
(Exact name of registrant as specified in its charter)

Commission File Number:  000-28977

DE	54-1876848
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1300 19th Street NW, 8th Floor Washington, DC 20036
(Address of principal executive offices, including zip code)

202.349.1242
(Registrant’s telephone number, including area code)

Former address: 1850 M Street, Suite 1150, NW, Washington, DC 20036
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

On May 1, 2006, Varsity Group Inc. signed a definitive agreement to acquire substantially all of the assets of iQ Digital Studios, LLC ("iQ Digital")(www.iQ-Digital.com) from White Hat Ventures, LLC for approximately $1.3 million in cash plus the assumption of certain liabilities. iQ Digital is based in Akron, Ohio and is a world-class advertising agency with extensive experience in educational branding, communications and marketing.   iQ Digital also specializes in eLearning content design and development, end-to-end streaming video solutions including TV on the Web and custom branded streaming video player technology. The asset purchase agreement among Varsity Group Inc., iQ Digital Studios, LLC and its affiliate White Hat Ventures, LLC, as guarantor of the obligations of iQ Digital Studios, LLC thereunder is attached in this form 8-K as Exhibit 2.1.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VARSITY GROUP INC

Date: May 05, 2006	By:	/s/ Jack M Benson
Jack M Benson
CFO

Exhibit Index

Exhibit No.	Description
EX-2.1	Asset Purchase Agreement Among iQ Digital Studios, LLC, White Hat Ventures, LLC and Varsity Group Inc.